UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2010, Gerald M. Haines II, the Executive Vice President and Chief Legal Officer of Verenium Corporation (the “Company”), gave notice of his decision to leave the Company to pursue another opportunity. Pursuant to the terms of an agreement dated June 2, 2010 executed by Mr. Haines and the Company, Mr. Haines’ employment resignation date will be June 30, 2010, and he will continue to support the Company on an as-needed basis until such date. He will continue to be paid his current base salary until such date, after which he will continue to be available on a limited basis as requested by the Company until December 31, 2010. The agreement provides that following Mr. Haines’ employment resignation date, subject to certain conditions, the Company will pay Mr. Haines a bonus for 2009 in the amount of $108,500. He is eligible to receive up to $232,500 of additional compensation based on being available to the Company on a limited basis through December 31, 2010, as well as the achievement of predetermined corporate goals per the approval of the board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: June 4, 2010	By:	/S/ JAMES E. LEVINE
	Name:	James E. Levine
	Title:	Executive Vice President and Chief Financial Officer